Exhibit 99.1

FOR IMMEDIATE RELEASE

TPC Group Inc. Agrees on Increased Consideration

in Transaction with First Reserve Corporation and SK Capital Partners

TPC Group Stockholders to Receive $45.00 per Share in Cash

Houston, TX, November 8, 2012 – TPC Group Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that it has entered into an amendment to its previously announced merger agreement dated August 24, 2012 with Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc., entities formed by investment funds affiliated with First Reserve and SK Capital for the purposes of the merger.

Under the terms of the amended merger agreement:

•	the merger consideration has been increased to $45.00 in cash per share, a 12.5% increase to the previously agreed consideration of $40.00 per share, and a 34.4% premium to TPC Group’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of TPC Group;

•	the termination fee payable by TPC Group to Sawgrass Holdings in connection with acceptance of any superior proposal and in certain other circumstances has been increased to $24 million (less any expenses reimbursed); and

•	the cap on the amount of Sawgrass Holdings expenses that TPC Group would be required to reimburse in certain circumstances has been increased to $10 million.

TPC Group’s Board of Directors recommends that TPC Group stockholders vote in favor of adopting the merger agreement (as amended) at the special meeting of stockholders, which is scheduled to occur on December 5, 2012 at the offices of Baker Botts L.L.P., 32nd Floor, One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, at 9:00 a.m. Central time. Stockholders of record as of the close of business on November 1, 2012 are entitled to vote at the special meeting. The voting and support agreements previously executed by certain TPC Group stockholders remain in effect.

In connection with the amendment, TPC Group has terminated discussions and negotiations with, and ceased providing due diligence information to, Innospec Inc. (NASDAQ: IOSP) and Blackstone Management Associates VI LLC and their respective representatives with respect to Innospec’s previously submitted non-binding proposal to acquire all of TPC Group’s common stock for an all-cash purchase price in the range of $44-46 per share. TPC Group agreed to comply with the provisions of the merger agreement with respect to any revised proposal, inquiry or offer that may be received from Innospec.

Sawgrass Holdings has provided TPC Group with revised debt and equity financing commitments sufficient to provide necessary financing at the increased purchase price.

The amendment was approved by TPC Group’s Board of Directors, upon the recommendation of a special committee composed entirely of independent directors.

Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group filed a definitive proxy statement with the SEC on November 5, 2012 in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement because it will contain important information about the transaction.

The definitive proxy statement was mailed to TPC Group’s stockholders seeking their approval of the proposed merger on or about November 5, 2012. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement. Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

For TPC Group

Investor Relations

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

-or-

Contact: Scott Winter / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

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